TIERS ASSET-BACKED SECURITIES, SERIES

                               CHAMT TRUST 1997-7

                               FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 1999

                         TOGETHER WITH AUDITORS' REPORT

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            TIERS ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7

                                TABLE OF CONTENTS

DESCRIPTION                                            PAGES

Independent Auditors' Report                             3

Schedule of Cash Receipts and Disbursements              4
 for the year ended June 30, 1999

Notes to Financial Statement                           5 - 6




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                REPORT OF INDEPENDENT AUDITORS

                The Trustee of TIERS Asset-Backed Securities,
                Series CHAMT Trust 1997-7

                We have audited the accompanying Schedule of Receipts and Disbursements (The "Schedule") of TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 for the year ended June 30, 1999. This
                Schedule is the responsibility of TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 Trustees. Our responsibility is to express an opinion on this Schedule based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees, as well as evaluating the overall Schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

                As described in Note 2, the financial statement presents receipts and disbursements of the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles.

                In our opinion, the Schedule referred to above presents fairly, in all material respects, the receipts and disbursements of the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 for the year ended June 30, 1999 on the basis of accounting as described in Note 2.

                New York, New York
                September 30, 1999


                                        3
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TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7
Schedule of Receipts and Cash Disbursements
For the year ended June 30, 1999

RECEIPTS

Interest on Chase Credit Card Master Trust 1996-4
  Asset Backed Certificates Class A due July 15, 2006            $ 17,324,349

Sale of Chase Credit Card Master Trust 1996-4
Asset Backed Certificates Class A due July 15, 2006               254,294,000


Swap Payment (net) received from West Deutsche Landesbank           3,353,542

                                                                 ------------
Total Cash Receipts                                              $274,971,891
                                                                 ============



DISBURSEMENTS

Interest paid on TIERS Asset-Backed Securities,
  Series CHAMT Trust 1997-7, Class A Notes                       $ 20,069,852

Interest paid on TIERS Asset-Backed Securities,
  Series CHAMT Trust 1997-7, Class B Certificates                     608,039

Retirement of Chase Credit Card Master Trust 1996-4
   Asset Backed Certificates, Class A Notes                       254,294,000

                                                                 ------------
Total Cash Disbursements                                         $274,971,891
                                                                 ============


The accompanying notes are an integral part of financial statements

                               ASTON BELL & ASSOCIATES


                                       4
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            TIERS ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7

                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 1999

NOTE 1
------

TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 (the "Issuer") is the Issuer under the Series Trust Indenture, dated as of September 15, 1997, incorporating the Standard Terms of the Trust Indenture, dated as of September 15, 1997 by and between the Issuer and US Bank Trust National Association, formerly First Trust of New York, National Association, as Trustee (the "Trustee"), providing for the issuance of the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 Class A Notes (the "Notes").

The Issuer also issued the Class B Certificates, although not under the aforementioned Indenture, and the Trustee is obligated under the Indenture to apply certain funds to the payment of interest or principal on the Notes and on the Class B Certificates.

The Issuer entered into an ISDA Master Agreement together with the related schedule and confirmation with Westdeutsche Landesbank Girozentrale, New York Branch (the "Swap Counterparty") under which the Issuer and the Swap Counterparty are obligated to make certain payments to each other.

The Indenture provides that the Trustee will receive the payments due to the Issuer from the Swap Counterparty and make all payments due to the Swap Counterparty from the Issuer on the Issuer's behalf.

The Issuer was constituted pursuant to TIERS Asset-Backed
Securities, Series CHAMT Supplement, dated as of September 15,
1997 by and between Structured Products Corp. and Delaware Trust
Capital Management, Inc. (the "Owner Trustee").


NOTE 2
------

The financial statement presents receipts and disbursements of the TIERS Asset-Backed Securities, Series CHAMT 1997-7 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting


                                       5
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            TIERS ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7

                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 1999

NOTE 2 - CONTINUED
------------------

principles. Certain financial statement items are defined in the trust indenture as follows:

Term Assets - Chase Credit Card Master Trust, Class A Floating Rate Asset Backed Certificates, Series 1996-4 (the "Term Assets"). The Term Assets are denominated and payable in U.S. dollars (the "Term Assets Currency") and were issued in minimum denominations of $1,000 and integral multiples in excess thereof.

SWAP Agreement - Under the Swap Agreement, the Issuer will pay to the Swap Counterparty amounts equal to the payments of interest received on the Term Assets including any deferred interest), and the Swap Counterparty will pay to the Issuer on each Distribution Date amounts equal to the interest payable on the Notes on such date. If on any Distribution Date the amount received by the Issuer on the Term Assets and paid to the Swap Counterparty is less than the scheduled interest thereon, the Swap Counterparty shall reduce its payment to the Issuer by the amount of such deficiency.

Class A Notes - The TIERSSM Asset-Backed Securities, Series CHAMT 1997-7, offered hereby consisted originally of $352,980,000 principal amount of the Issuer's Fixed Rate Notes, Class A (the "Notes"). The Notes are denominated and payable in U.S.dollars (the "Specified Currency") and were issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof. Class A Notes are retired in accordance with the Trust Indenture.

Class B Certificates -The Issuer also issued privately $10,920,000 principal amount of its Floating Rate Certificates, Class B (the "Certificates"). The Certificates are being used privately in a separate offering and are not being offered hereby.



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